                                                                     EXHIBIT 4.1

                                FORM OF INDENTURE
                               (AUTO RECEIVABLES)

                                FORM OF INDENTURE
                                     between
                      ___________ AUTO OWNER TRUST 200 -__.
                                    as Issuer
                                       and
                         _____________________________,
                              as Indenture Trustee
                           Dated as of ______________

                                       -i-

                                             (continued)

    SECTION 5.03      Collection of Indebtedness and Suits for Enforcement by Indenture

                                      -ii-

                                             (continued)

                                      -iii-

                                             (continued)

                                      -iv-

      INDENTURE dated as of ______________, between _________ AUTO OWNER TRUST
200 -__, a Delaware business trust (the "Issuer"), and _____________, a
______________ banking corporation, as trustee and not in its individual capacity (the "Indenture Trustee").

                                    RECITALS

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class A-1 ___%
Asset Backed Notes (the "Class A-1 Notes") and Class A-2 ___% Asset Backed Notes
(the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes"):

                                 GRANTING CLAUSE

      The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as
Indenture Trustee for the benefit of the Holders of the Notes, all of the
Issuer's right, title and interest in and to (a) the Receivables and all moneys due thereon on or after the Cutoff Date, in the case of Precomputed Receivables, and all moneys received thereon on and after the Cutoff Date, in the case of
Simple Interest Receivables; (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the
Issuer in such Financed Vehicles; (c) any proceeds with respect to the
Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (d) any Financed
Vehicle that shall have secured an Receivable and that shall have been acquired by or on behalf of the Company, the Servicer or the Issuer; (e) all funds on deposit from time to time in the Trust Accounts, including the Reserve Account
Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (f) the Sale and Servicing Agreement (including the Issuer's right to cause the Company to repurchase Receivables from the Issuer under certain circumstances described therein); and (g) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the
"Collateral").

      The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

      The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01      Definitions. (a) Except as otherwise specified herein or
as the context may otherwise require, the following terms have the meanings set forth below for all purposes of this Indenture.

      "Act" has the meaning specified in Section 11.03(a).

      "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any
Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Authorized Officer" means, with respect to the Issuer, any officer of the
Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented form time to time thereafter).

      "Basic Documents" means the Certificate of Trust, the Trust Agreement, the
Sale and Servicing Agreement, the Note Depository Agreement, the Certificate
Depository Agreement and other documents and certificates delivered in connection therewith.

      "Book-Entry Notes" means a beneficial interest in the Class A-1 Notes and the Class A-2 Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

      "Certificate Depository Agreement" has the meaning specified in Section
1.01 of the Trust Agreement.

      "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

      "Class A-1 Interest Rate" means _____% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

      "Class A-1 Notes" means the Class A-1 _____% Asset Backed Notes, substantially in the form of Exhibit A-1.

      "Class A-2 Interest Rate" means _____% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

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      "Class A-2 Notes" means the Class A-2 _____% Asset Backed Notes, substantially in the form of Exhibit A-2.

      "Clearing Agency" means an organization registered as a "clearing agency"
pursuant to Section 17A of the Exchange Act.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing
Agency effects book-entry transfers and pledges of securities deposited with the
Clearing Agency.

      "Closing Date" means _________________.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

      "Collateral" has the meaning specified in the Granting Clause of this
Indenture.

      "Company" means Bond Securitization, L.L.C. a Delaware limited liability company and any successor in interest.

      "Corporate Trust Office" means the principal office of the Indenture
Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at ____________________________; Attention: ___________________, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Trustee at the address designated by such successor Indenture
Trustee by notice to the Noteholders and the Issuer.

      "Cutoff Date" means ____________.

      "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

      "Definitive Notes" has the meaning specified in Section 2.12.

      "Event of Default" has the meaning specified in Section 5.01.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Executive Officer" means, with respect to any corporation, the Chief

      Executive Officer, Chief Operating Officer, Chief Financial Officer,
President, Executive Vice President, any Vice President, the Secretary or the
Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

      "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of

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any other agreement or instrument shall include all rights, powers and options
(but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

      "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

      "Indenture Trustee" means ______________________, a _____________ banking corporation, as Indenture Trustee under this Indenture, or any successor
Indenture Trustee under this Indenture.

      "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the
Notes, the Company and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Company or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Company or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an
Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of

      "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

      "Interest Accrual Period" means, with respect to any Distribution Date, the period from and including the first day of the calendar month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to and including the last day of such calendar month.

      "Interest Rate" means the Class A-1 Interest Rate or the Class A-2
Interest Rate.

      "Issuer" means _______ Auto Owner Trust 200_ -_ until a successor replaces it and, thereafter, means such successor and, for the purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

      "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

      "Note" means a Class A-1 Note or a Class A-2 Note.

                                        4

      "Note Depository Agreement" means the agreement dated _________________, among the Issuer, the Indenture Trustee and the Depository Trust Company, as the
initial Clearing Agency, relating to the Notes, substantially in the form of
Exhibit B.

      "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the
Clearing Agency or on the books of a Person maintaining an account with such
Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

      "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.05.

      "Officer's Certificate" means a certificate signed by any Authorized
Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this
Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

      "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as
Indenture Trustee, shall comply with any applicable requirements of Section
11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

      "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

            (i)     Notes theretofore canceled by the Note Registrar or
      delivered to the Note Registrar for cancellation;

            (ii)    Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

            (iii)   Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, that in determining whether the
      Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Company or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture
      Trustee knows to be so owned shall be so disregarded. Notes so owned that have been

                                        5

      pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the
      Issuer, any other obligor upon the Notes, the Company or any Affiliate of any of the foregoing Persons.

      "Outstanding Amount" means the aggregate principal amount of all Notes, or
Class of Notes, as applicable, Outstanding at the date of determination.

      "Owner Trustee" means __________________, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner
Trustee under the Trust Agreement.

      "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the
Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

      "Payment Date" means a Distribution Date.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

      "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

      "Rating Agency Condition" means, with respect to any action, that each
Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the
Rating Agencies shall have notified the Company, the Servicer and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

      "Rating Agency" means _________________ or, if no such organization or successor is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

      "Record Date" means, with respect to a Distribution Date or Redemption
Date, the close of business on the day immediately preceding such Distribution
Date or Redemption Date.

                                        6

      "Redemption Date" means in the case of a redemption of the Notes pursuant to Section 10.01(a) or a payment to Noteholders pursuant to Section 10.01(b), the Distribution Date specified by the Servicer or the Issuer pursuant to
Section 10.01(a) or (b), as applicable.

      "Redemption Price" means: (a) in the case of a redemption of the Notes pursuant to Section 10.01(a), an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the weighted average of the Interest Rates for each Class of Notes being so redeemed to but excluding the Redemption Date, or (b) in the case of a payment made to
Noteholders pursuant to Section 10.01(b), the amount on deposit in the Note
Distribution Account, but not in excess of the amount specified in clause (a)
above.

      "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

      "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer,
Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of _______________, among the Issuer, the Company, and __________, as
Servicer.

      "Schedule of Receivables" means the listing of the Receivables set forth in Schedule I (which Schedule may be in the form of microfiche).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Servicer" means __________ in its capacity as servicer under the Sale and
Servicing Agreement, and any Successor Servicer thereunder.

      "State" means any one of the 50 States of the United States of America or
the District of Columbia.

      "Successor Servicer" has the meaning specified in Section 3.07(e).

      "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

      "UCC" means, unless the context otherwise requires, the Uniform Commercial
Code, as in effect in the relevant jurisdiction, as amended from time to time.

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      (b)   Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Servicing Agreement for all purposes of this Indenture.

      SECTION 1.02      Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following
TIA terms used in this Indenture have the following meanings:

      "Commission" means the Securities and Exchange Commission;

      "indenture securities" means the Notes;

      "indenture security holder" means a Noteholder;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Indenture
Trustee; and

      "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

      SECTION 1.03      Rules of Construction.  Unless the context otherwise
requires:

            (i)     a term has the meaning assigned to it;

            (ii)    an accounting term not otherwise defined has the meaning
      assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

            (iii)   "or" is not exclusive;

            (iv)    "including" means including without limitation;

            (v)     words in the singular include the plural and words in the
      plural include the singular; and

            (vi)    any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

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                                   ARTICLE II.
                                    THE NOTES

      SECTION 2.01      Form. The Class A-1 Notes and the Class A-2 Notes, in
each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A-1 and Exhibit A-2, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

      Each Note shall be dated the date of its authentication. The terms of the
Notes set forth in Exhibit A-1 and Exhibit A-2 are part of the terms of this
Indenture.

      SECTION 2.02      Execution, Authentication and Delivery. The Notes shall
be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

      Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      The Indenture Trustee shall upon Issuer Order authenticate and deliver
Class A-1 Notes for original issue in an aggregate principal amount of
$_____________ and Class A-2 Notes for original issue in an aggregate principal amount of $____________. The aggregate principal amount of Class A-1 Notes and
Class A-2 Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.05.

      Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples of $1 in excess thereof.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the
Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

      SECTION 2.03      Temporary Notes. Pending the preparation of definitive
Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture
Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with

                                        9

such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

      If temporary Notes are issued, the Issuer shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive
Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

      SECTION 2.04      Registration; Registration of Transfer and Exchange. The
Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The
Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note
Registrar.

      If a Person other than the Indenture Trustee is appointed by the Issuer as
Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

      Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(1) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations of a like aggregate principal amount.

      At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section
8-401(1) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

      All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                                       10

      Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the
Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Note
Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

      No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

      The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.

      SECTION 2.05      Mutilated, Destroyed, Lost or Stolen Notes. If: (i) any
mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee
receives evidence to its satisfaction of the destruction, loss or theft of any
Note and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the
Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated
Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the
Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

      Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture
Trustee) connected therewith).

                                       11

      Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all Notes duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      SECTION 2.06      Persons Deemed Owner. Prior to due presentment for
registration of transfer of any Note, the Issuer, the Indenture Trustee and any
agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such
Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the
Issuer or the Indenture Trustee shall be affected by notice to the contrary.

      SECTION 2.07      Payment of Principal and Interest; Defaulted Interest.

      (a)   The Class A-1 Notes and the Class A-2 Notes shall accrue interest at the Class A-1 Interest Rate and the Class A-2 Interest Rate, respectively, as set forth in Exhibit A-1 and Exhibit A-2, respectively, and such interest shall be payable on each Distribution Date as specified therein, subject to Section
3.01. Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable
Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-
class postage prepaid to such Person's address as it appears on the Note
Register on such Record Date, except that (i) unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record
Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) the final installment of principal payable with respect to such Note on a Distribution
Date or on the applicable class final scheduled Distribution Date (and except for the Redemption Price for any Note called for redemption pursuant to Section
10.01(a)) will be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

      (b)   The principal of each Note shall be payable in installments on each
Distribution Date as provided in the forms of the Notes set forth in Exhibit A-1 and Exhibit A-2. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the
Indenture Trustee or Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a
Note is registered at the close of business on the Record Date preceding the
Distribution Date on which the Issuer expects that the final

                                       12

installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution
Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such
Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

      (c)   If the Issuer defaults in a payment of interest on the Notes, the
Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The
Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date and, at least 15 days before any such special record date, shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

      SECTION 2.08      Cancellation. All Notes surrendered for payment,
registration of transfer, exchange or redemption shall, if surrendered to any
Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the
Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture
Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be destroyed or (provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee) returned to it.

      SECTION 2.09      Release of Collateral. Subject to Section 11.01 and the
terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in
accordance with TIA ss.ss. 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

      SECTION 2.10      Book-Entry Notes. The Notes, upon original issuance,
will be issued in form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in
Section 2.12. Unless and until definitive, fully registered Notes (the
"Definitive Notes") have been issued to such Note Owners pursuant to Section
2.12:

            (i)     the provisions of this Section shall be in full force and
      effect;

                                       13

            (ii)    the Note Registrar and the Indenture Trustee shall be
      entitled to deal with the Clearing Agency for all purposes of this
      Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

            (iii)   to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this
      Section shall control;

            (iv)    the rights of Note Owners shall be exercised only through
      the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the
      Clearing Agency Participants pursuant to the Note Depository Agreement.
      Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing
      Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

            (v)     whenever this Indenture requires or permits actions to be
      taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the
      Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

      SECTION 2.11      Notices to Clearing Agency. Whenever a notice or other
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section
2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

      SECTION 2.12      Definitive Notes. If: (i) the Company advises the
Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry
Notes and the Company is unable to locate a qualified successor, (ii) the
Company at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Owners of the Book-
Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the
Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the
Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee
shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be

                                       14

protected in relying on, such instructions. Upon the issuance of Definitive
Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

      SECTION 2.13      Tax Treatment. The Issuer has entered into this
Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Estate. The
Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the
Issuer.

                                  ARTICLE III.
                                    COVENANTS

      SECTION 3.01      Payment of Principal and Interest. The Issuer will duly
and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Distribution Date
deposited therein pursuant to the Sale and Servicing Agreement: (i) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders and (ii) for the
benefit of the Class A-2 Notes, to the Class A-2 Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

      SECTION 3.02      Maintenance of Office or Agency. The Issuer will
maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this
Indenture may be served. The Issuer hereby initially appoints the Indenture
Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the
Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

      SECTION 3.03      Money for Payments To Be Held in Trust. As provided in
Section 8.02(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution
Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

      On or before the Business Day preceding each Distribution Date and
Redemption Date, the Issuer shall deposit or cause to be deposited in the Note
Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in

                                       15

trust for the benefit of the Persons entitled thereto and (unless the Paying
Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure to so act.

      The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such
Paying Agent shall agree with the Indenture Trustee (and if the Indenture
Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

            (i)     hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii)    give the Indenture Trustee notice of any default by the
      Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

            (iii)   at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the
      Indenture Trustee all sums so held in trust by such Paying Agent;

            (iv)    immediately resign as a Paying Agent and forthwith pay to
      the Indenture Trustee all sums held by it in trust for the payment of
      Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v)     comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith. The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this
      Indenture or for any other purpose, by Issuer Order direct any Paying
      Agent to pay to the Indenture Trustee all sums held in trust by such
      Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent, and upon such payment by any Paying Agent to the Indenture Trustee, such
      Paying Agent shall be released from all further liability with respect to such money.

      Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture
Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on

                                       16

each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The
Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment
(including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

      SECTION 3.04      Existence. The Issuer will keep in full effect its
existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

      SECTION 3.05      Protection of Trust Estate. The Issuer will from time to
time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i)     maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

            (ii)    perfect, publish notice of or protect the validity of any
      Grant made or to be made by this Indenture;

            (iii)   enforce any of the Collateral; or

            (iv)    preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

      The Issuer hereby designates the Indenture Trustee its agent and attorney-in- fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

      SECTION 3.06      Opinions as to Trust Estate.

      (a)   On the Closing Date, the Issuer shall furnish to the Indenture
Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the

                                       17

opinion of such counsel, no such action is necessary to make such lien and security interest effective.

      (b)   On or before March 15th, in each calendar year, beginning in 200_, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this
Indenture until ________________ in the following calendar year.

      SECTION 3.07      Performance of Obligations; Servicing of Receivables.

      (a)   The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

      (b)   The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of
the Issuer shall be deemed to be action taken by the Issuer. Initially, the
Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.

      (c)   The Issuer will punctually perform and observe all of its
obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic
Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes.

      (d)   If the Issuer shall have knowledge of the occurrence of a Servicer
Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to

                                       18

perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

      (e)   As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 of the
Sale and Servicing Agreement, the Issuer shall appoint a successor servicer (the
"Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the
Indenture Trustee without further action shall automatically be appointed the
Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the Successor Servicer under the Sale and
Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of Contracts and (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the
Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the
Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with
Section 8.02 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the
Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of
Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and
Servicing Agreement, the Indenture Trustee shall be entitled to appoint as
Servicer any one of its affiliates, provided that it shall be fully liable for the actions and omissions of such affiliate in such capacity as Successor
Servicer.

      (f)   Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture
Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

      (g)   Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the
Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Basic
Documents, or waive timely

                                       19

performance or observance by the Servicer or the Company under the Sale and
Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or
(B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding
Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

      SECTION 3.08      Negative Covenants. So long as any Notes are
Outstanding, the Issuer shall not:

            (i)     except as expressly permitted by this Indenture, the Sale
      and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee;

            (ii)    claim any credit on, or make any deduction from the
      principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

            (iii)   (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B)
      permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate.

      SECTION 3.09      Annual Statement as to Compliance. The Issuer will
deliver to the Indenture Trustee, on or before March 15th of each year of, beginning ____________, an Officer's Certificate stating, as to the Authorized
Officer signing such Officer's Certificate, that:

            (i)     a review of the activities of the Issuer during such year
      and of its performance under this Indenture has been made under such
      Authorized Officer's supervision; and

                                       20

            (ii)    to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

      SECTION 3.10      Issuer May Consolidate, etc., Only on Certain Terms.

      (a)   The Issuer shall not consolidate or merge with or into any other
Person, unless:

            (i)     the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture
      Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

            (ii)    immediately after giving effect to such transaction, no
      Default or Event of Default shall have occurred and be continuing;

            (iii)   the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv)    the Issuer shall have received an Opinion of Counsel (and
      shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

            (v)     any action that is necessary to maintain the lien and
      security interest created by this Indenture shall have been taken; and

            (vi)    the Issuer shall have delivered to the Indenture Trustee an
      Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
      Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

      (b)   The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

            (i)     the Person that acquires by conveyance or transfer the
      properties and assets of the Issuer the conveyance or transfer of which is hereby restricted: (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this

                                       21

      Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes,
      (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified
      Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the
      Notes;

            (ii)    immediately after giving effect to such transaction, no
      Default or Event of Default shall have occurred and be continuing;

            (iii)   the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv)    the Issuer shall have received an Opinion of Counsel (and
      shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

            (v)     any action that is necessary to maintain the lien and
      security interest created by this Indenture shall have been taken; and

            (vi)    the Issuer shall have delivered to the Indenture Trustee an
      Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
      Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

      SECTION 3.11      Successor or Transferee.

      (a)   Upon any consolidation or merger of the Issuer in accordance with
Section 3.10(a), the Person formed by or surviving such consolidation or merger
(if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

      (b)   Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), ________ Auto Owner Trust 200-__ will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that _______
Auto Owner Trust 200 -__ is to be so released.

      SECTION 3.12      No Other Business. The Issuer shall not engage in any
business other than financing, purchasing, owning, selling and managing the
Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto.

                                       22

      SECTION 3.13      No Borrowing. The Issuer shall not issue, incur, assume,
guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

      SECTION 3.14      Servicer's Obligations. The Issuer shall cause the
Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.09(b) and Article IX of the Sale and Servicing Agreement.

      SECTION 3.15      Guarantees, Loans, Advances and Other Liabilities.
Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee
(directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

      SECTION 3.16      Capital Expenditures. The Issuer shall not make any
expenditure (by long-term or operating lease or otherwise) for capital assets
(either realty or personalty).

      SECTION 3.17      Restricted Payments. The Issuer shall not, directly or
indirectly, pay any dividend or make any distribution (by reduction of capital or otherwise) whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the
Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement. The Issuer will not directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this
Indenture and the Basic Documents.

      SECTION 3.18      Notice of Events of Default. The Issuer shall give the
Indenture Trustee and the Rating Agencies prompt written notice of each Event of
Default hereunder and each default on the part of the Servicer or the Company of their obligations under the Sale and Servicing Agreement.

      SECTION 3.19      Further Instruments and Acts. Upon request of the
Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV.
                           SATISFACTION AND DISCHARGE

      SECTION 4.01      Satisfaction and Discharge of Indenture. This Indenture
shall cease to be of further effect with respect to the Notes except as to rights of registration of transfer

                                       23

and exchange, substitution of mutilated, destroyed, lost or stolen Notes, rights of Noteholders to receive payments of principal thereof and interest thereon,
Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the
Indenture Trustee under Section 6.07 and the obligations of the Indenture
Trustee under Section 4.02) and the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
either: (1) all Notes theretofore authenticated and delivered (other than (i)
Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the
Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or (2) all Notes not theretofore delivered to the Indenture
Trustee for cancellation (a.) have become due and payable, (b.) will become due and payable at the Class A-2 Final Scheduled Distribution Date within one year, or (c.) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer. and the
Issuer, in the case of (a.), (b.) or (c.) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable final scheduled Distribution Date or Redemption Date
(if Notes shall have been called for redemption pursuant to Section 10.01(a)), as the case may be;

      (A)   the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

      (B)   the Issuer has delivered to the Indenture Trustee an Officer's
Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture
Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to
Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

      SECTION 4.02      Application of Trust Money. All moneys deposited with
the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this
Indenture, to the payment, either directly or through any Paying Agent, as the
Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the
Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

      SECTION 4.03      Repayment of Moneys Held by Paying Agent. In connection
with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by

                                       24

any Paying Agent other than the Indenture Trustee under the provisions of this
Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V.
                                    REMEDIES

      SECTION 5.01      Events of Default. "Event of Default", wherever used
herein, means any one of the following events (whatever the reason for such
Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i)     default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

            (ii)    default in the payment of the principal of any Note when the same becomes due and payable; or

            (iii)   default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture
      Trustee or to the Issuer and the Indenture Trustee by the Holders of at
      least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of
      Default hereunder; or

            (iv)    the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (v)     the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a

                                       25

      receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust
      Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

      The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

      SECTION 5.02      Acceleration of Maturity; Rescission and Annulment. If
an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the
Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

      At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the
Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

            (i)     the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                        (A)   all payments of principal of and interest on all
            Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                        (B)   all sums paid or advanced by the Indenture Trustee
            hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel;
            and

            (ii)    all Events of Default, other than the nonpayment of the
      principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12. No such rescission shall affect any subsequent default or impair any right consequent thereto.

      SECTION 5.03      Collection of Indebtedness and Suits for Enforcement by
Indenture Trustee.

      (a)   The Issuer covenants that if: (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will upon demand of

                                       26

the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest, at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture
Trustee and its agents and counsel.

      (b)   In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

      (c)   If an Event of Default occurs and is continuing, the Indenture
Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such right, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

      (d)   In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i)     to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor
      Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture
      Trustee, except as a result of negligence or bad faith) and of the
      Noteholders allowed in such Proceedings;

                                       27

            (ii)    unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

            (iii)   to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

            (iv)    to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the
      Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee, such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, an all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

      (e)   Nothing herein contained shall be deemed to authorize the Indenture
Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the or consent to or vote for or accept or adopt on behalf of any
Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the
Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

      (f)   All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other
Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor
Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

      (g)   In any Proceedings brought by the Indenture Trustee (and also any
Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

      SECTION 5.04      Remedies; Priorities.

      (a)   If an Event of Default shall have occurred and be continuing, the
Indenture Trustee may do one or more of the following (subject to Section 5.05):

                                       28

            (i)     institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

            (ii)    institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

            (iii)   exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

            (iv)    sell the Trust Estate or any portion thereof or rights or
      interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the
      Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in
      Section 5.01(i) or (ii), unless (A) the Holders of 100% of the Outstanding
      Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (c) the Indenture Trustee (1) determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal and interest on the Notes as they would have become due if the Notes had not been declared due and payable and (2) obtains the consent of Holders of 66-2/3% of the Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the
      Indenture Trustee may, but need not, obtain and rely upon an opinion of an
      Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

      (b)   If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out such money or property in the following order:

            FIRST: to the Indenture Trustee for amounts due under Section 6.07;

            SECOND: to Noteholders for amounts due and unpaid on the Notes for interest (including any premium), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest (including any premium);

            THIRD: to Holders of the Class A-1 Notes for amounts due and unpaid on the Class A-1 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the
      Class A-1 Notes for principal, until the Outstanding Amount of the Class
      A-1 Notes is reduced to zero;

            FOURTH: to Holders of the Class A-2 Notes for amounts due and unpaid on the Class A-2 Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the
      Class A-2 Notes for principal, until the Outstanding Amount of the Class
      A-2 Notes is reduced to zero; and

                                       29

            FIFTH: to the Issuer for amounts required to be distributed to the
      Certificateholders pursuant to the Trust Agreement. The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the
      Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

      SECTION 5.05      Optional Preservation of the Receivables. If the Notes
have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust
Estate. In determining whether to maintain possession of the Trust Estate, the
Indenture Trustee may, but need not, obtain and rely upon an opinion of an
Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust
Estate for such purpose.

      SECTION 5.06      Limitation of Suits. No Holder of any Note shall have
any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i)     such Holder has previously given written notice to the
      Indenture Trustee of a continuing Event of Default;

            (ii)    the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

            (iii)   such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

            (iv)    the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such
      Proceedings; and

            (v)     no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes. It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this
      Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

      In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority

                                       30

of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture.

      SECTION 5.07      Unconditional Rights of Noteholders To Receive Principal
and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this
Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

      SECTION 5.08      Restoration of Rights and Remedies. If the Indenture
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture
Trustee or to such Noteholder, then and in every such case the Issuer, the
Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture
Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

      SECTION 5.09      Rights and Remedies Cumulative. No right or remedy
herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 5.10      Delay or Omission Not a Waiver. No delay or omission of
the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

      SECTION 5.11      Control by Noteholders. The Holders of a majority of the
Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture
Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i)     such direction shall not be in conflict with any rule of law or with this Indenture;

                                       31

            (ii)    subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by
      Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;

            (iii)   if the conditions set forth in Section 5.05 have been
      satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by
      Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

            (iv)    the Indenture Trustee may take any other action deemed
      proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

      SECTION 5.12      Waiver of Past Defaults. Prior to the declaration of the
acceleration of the maturity of the Notes as provided in Section 5.02 the
Holders of Notes of not less than a majority of the Outstanding Amount of the
Notes may waive any past Default or Event of Default and its consequences except a Default: (a) in payment of principal of or interest on any of the Notes or (b)
in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

      Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

      SECTION 5.13      Undertaking for Costs. All parties to this Indenture
agree, and each Holder of a Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as
Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to: (a) any suit instituted by the
Indenture Trustee, (b) any suit instituted by any Noteholder, or group of
Noteholders, in each case holding in the aggregate more than 10% of the
Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

                                       32

      SECTION 5.14      Waiver of Stay or Extension Laws. The Issuer covenants
(to the extent that it may lawfully do so) that will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this
Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 5.15      Action on Notes. The Indenture Trustee's right to seek
and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the
Indenture Trustee shall be applied in accordance with Section 5.04(b).

      SECTION 5.16      Performance and Enforcement of Certain Obligations.

      (a)   Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Company or the
Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Company or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Company or the Servicer of each of their obligations under the Sale and Servicing Agreement.

      (b)   If an Event of Default has occurred and is continuing, the Indenture
Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3%
of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Company or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Company or the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI.
                              THE INDENTURE TRUSTEE

      SECTION 6.01      Duties of Indenture Trustee.

                                       33

      (a)   If an Event of Default has occurred and is continuing, the Indenture
Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b)   Except during the continuance of an Event of Default:

            (i)     the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c)   The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i)     this paragraph does not limit the effect of paragraph (d) of this Section;

            (ii)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

      (d)   Every provision of this Indenture that in any way relates to the
Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section.

      (e)   The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the
Issuer.

      (f)   Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this
Indenture or the Sale and Servicing Agreement.

      (g)   No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (h)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the
TIA.

                                       34

      SECTION 6.02      Rights of Indenture Trustee.

      (a)   The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture
Trustee need not investigate any fact or matter stated in the document.

      (b)   Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee
shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

      (c)   The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

      (d)   The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, that such conduct by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

      (e)   The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

      SECTION 6.03      Individual Rights of Indenture Trustee. The Indenture
Trustee in its individual or any other capacity may become the owner or pledgee of Notes, and may otherwise deal with the Issuer or its Affiliates with the same rights that it would have if it were not Indenture Trustee. Any Paying Agent,
Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

      SECTION 6.04      Indenture Trustee's Disclaimer. The Indenture Trustee
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the
Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture
Trustee's certificate of authentication.

      SECTION 6.05      Notice of Defaults. If a Default occurs and is
continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of such Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of
Noteholders.

                                       35

      SECTION 6.06      Reports by Indenture Trustee to Holders. The Indenture
Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

      SECTION 6.07      Compensation and Indemnity. The Issuer shall pay to the
Indenture Trustee from time to time reasonable compensation for its services.
The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the
Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees)
incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the
Issuer promptly of any claim for which it may seek indemnity. Failure by the
Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture
Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the
Indenture Trustee's own willful misconduct, negligence or bad faith.

      The Issuer's payment obligations to the Indenture Trustee pursuant to this
Section shall survive the discharge of this Indenture. When the Indenture
Trustee incurs expenses after the occurrence of a Default specified in Section
5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

      SECTION 6.08      Replacement of Indenture Trustee. No resignation or
removal of the Indenture Trustee and no appointment of a successor Indenture
Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in
Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

            (i)     the Indenture Trustee fails to comply with Section 6.11;

            (ii)    the Indenture Trustee is adjudged a bankrupt or insolvent;

            (iii)   a receiver or other public officer takes charge of the
      Indenture Trustee or its property; or

            (iv)    the Indenture Trustee otherwise becomes incapable of acting.

      If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee. A successor Indenture
Trustee shall deliver a written acceptance of its appointment to the retiring

                                       36

Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture
Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture
Trustee.

      If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture
Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the
Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

      If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the
Indenture Trustee and the appointment of a successor Indenture Trustee.
Notwithstanding the replacement of the Indenture Trustee pursuant to this
Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

      SECTION 6.09      Successor Indenture Trustee by Merger. If the Indenture
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating
Agencies prior written notice of any such transaction. If at the time such successor or successors by merger, conversion or consolidation to the Indenture
Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the
Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the
Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

      SECTION 6.10      Appointment of Co-Indenture Trustee or Separate
Indenture Trustee.

      (a)   Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the
Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

                                       37

      (b)   Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i)     all rights, powers, duties and obligations conferred or
      imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture
      Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations
      (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the
      Indenture Trustee;

            (ii)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii)   the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c)   Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-
trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the
Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this
Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

      (d)   Any separate trustee or co-trustee may at any time constitute the
Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-
trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      SECTION 6.11      Eligibility; Disqualification. The Indenture Trustee
shall at all times satisfy the requirements of TIA (S) 310(a). The Indenture
Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's or shall otherwise be acceptable to Moody's. The Indenture Trustee shall comply with TIA
ss. 310(b), including the optional provision permitted by the second sentence of
TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any

                                       38

indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss.
310(b)(1) are met.

      SECTION 6.12      Preferential Collection of Claims Against Issuer. The
Indenture Trustee shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VII.
                         NOTEHOLDERS' LISTS AND REPORTS

      SECTION 7.01      Issuer To Furnish Indenture Trustee Names and Addresses
of Noteholders. The Issuer will furnish or cause to be furnished to the
Indenture Trustee: (a) not more than five days after the earlier of (i) each
Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

      SECTION 7.02      Preservation of Information; Communications to
Noteholders.

      (a)   The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the
Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

      (b)   Noteholders may communicate pursuant to TIA ss. 312(b) with other
Noteholders with respect to their rights under this Indenture or under the
Notes. The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

      SECTION 7.03      Reports by Issuer.

      (a)   The Issuer shall:

            (i)     file with the Indenture Trustee, within 15 days after the
      Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

            (ii)    file with the Indenture Trustee and the Commission in
      accordance with rules and regulations prescribed from time to time by the
      Commission such additional information, documents and reports with respect to compliance by the Issuer with the

                                       39

      conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (iii)   supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313 (c))
      such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section
      7.03(a) and by rules and regulations prescribed from time to time by the
      Commission.

      (b)   Unless the Issuer otherwise determines, the fiscal year of the
Issuer shall end on December 31 of each year.

      SECTION 7.04      Reports by Indenture Trustee. If required by TIA ss.
313(a), within 30 days after each ___________ beginning with ________, ___, the
Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The
Indenture Trustee also shall comply with TIA ss. 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture
Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                  ARTICLE VIII.
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

      SECTION 8.01      Collection of Money. Except as otherwise expressly
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture
Trustee shall apply all such money received by it as provided in this Indenture.
Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this
Indenture and any right to proceed thereafter as provided in Article V.

      SECTION 8.02      Trust Accounts.

      (a)   On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Trust Accounts as provided in
Section 5.01 of the Sale and Servicing Agreement.

      (b)   On or before each Distribution Date, the Total Distribution Amount with respect to the preceding Collection Period will be deposited in the
Collection Account as provided in Section 5.02 of the Sale and Servicing
Agreement. On or before each Distribution Date, all amounts required to be deposited in the Note Distribution Account with respect to the preceding
Collection Period pursuant to Sections 5.06 and 5.07 of the Sale and Servicing
Agreement will

                                       40

be transferred from the Collection Account and/or the Reserve Account to the
Note Distribution Account.

      (c)   On each Distribution Date and Redemption Date, the Indenture Trustee
shall distribute all amounts on deposit in the Note Distribution Account to
Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium) in the following amounts and in the following order of priority (except as otherwise provided in
Section 5.04(b)):

            (i)     accrued and unpaid interest on the Notes; provided, that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on the Notes pro rata on the basis of the total such interest due on the Notes;

            (ii)    to the Holders of the Class A-1 Notes on account of
      principal until the Outstanding Amount of the Class A-1 Notes is reduced to zero; and (iii) to the Holders of the Class A-2 Notes on account of principal until the Outstanding Amount of the Class A-2 Notes is reduced to zero.

      SECTION 8.03      General Provisions Regarding Accounts.

      (a)   So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon
Issuer Order, subject to the provisions of Section 5.01(b) of the Sale and
Servicing Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the
Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the
Indenture Trustee, to such effect.

      (b)   Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such
Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

      (c)   If: (i) the Issuer (or the Servicer pursuant to Section 5.01(b) of the Sale and Servicing Agreement) shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture
Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the
Issuer and Indenture Trustee) on any Business Day or (ii) a Default or Event of
Default shall have occurred and be continuing with respect to the Notes but the
Notes

                                       41

shall not have been declared due and payable pursuant to Section 5.02 or (iii)
if such Notes shall have been declared due and payable following an Event of
Default, amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

      SECTION 8.04      Release of Trust Estate.

      (a)   Subject to the payment of its fees and expenses pursuant to Section
6.07, the Indenture Trustee may, and when required by the provisions of this
Indenture shall, execute instruments to release property from the lien of this
Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this
Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture
Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

      (b)   The Indenture Trustee shall, at such time as there are no Notes
Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the
Notes from the lien of this Indenture and release to the Issuer or any other
Person entitled thereto any funds then on deposit in the Trust Accounts. The
Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA ss.ss. 314(c) and
314(d)(1) meeting the applicable requirements of Section 11.01.

      SECTION 8.05      Opinion of Counsel. The Indenture Trustee shall receive
at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an
Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the holders in contravention of the provisions of this Indenture; provided, however, that such
Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX.
                             SUPPLEMENTAL INDENTURES

      SECTION 9.01      Supplemental Indentures Without Consent of Noteholders.

      (a)   Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at

                                       42

any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust
Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i)     to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional Property;

            (ii)    to evidence the succession, in compliance with the
      applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (iii)   to add to the covenants of the Issuer, for the benefit of
      the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

            (iv)    to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v)     to cure any ambiguity, to correct or supplement any
      provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the
      Notes;

            (vi)    to evidence and provide for the acceptance of the
      appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

            (vii)   to modify, eliminate or add to the provisions of this
      Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

      The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

      (b)   The Issuer and the Indenture Trustee, when authorized by an Issuer
Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner, the rights of the Holders of the Notes under this
Indenture; provided, however, that such action shall not, as evidenced by an
Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                                       43

      SECTION 9.02      Supplemental Indentures with Consent of Noteholders. The
Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such
Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

            (i)     change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

            (ii)    reduce the percentage of the Outstanding Amount of the
      Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this
      Indenture;

            (iii)   modify or alter the provisions of the proviso to the
      definition of the term "Outstanding";

            (iv)    reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

            (v)     modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

            (vi)    modify any of the provisions of this Indenture in such
      manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation)
      or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

            (vii)   permit the creation of any lien ranking prior to or on a
      parity with the lien of this Indenture with respect to any part of the
      Trust Estate or, except as otherwise

                                       44

      permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

      It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      SECTION 9.03      Execution of Supplemental Indentures. In executing, or
permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an
Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the
Indenture Trustee's own rights, duties, liabilities or immunities under this
Indenture or otherwise.

      SECTION 9.04      Effect of Supplemental Indentures. Upon the execution of
any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes
shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      SECTION 9.05      Conformity with Trust Indenture Act. Every amendment of
this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust
Indenture Act.

      SECTION 9.06      Reference in Notes to Supplemental Indentures. Notes
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved

                                       45

by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the
Issuer, to any such supplemental indenture may be prepared and executed by the
Issuer and authenticated and delivered by the Indenture Trustee in exchange for
Outstanding Notes.

                                   ARTICLE X.
                               REDEMPTION OF NOTES

      SECTION 10.01     Redemption.

      (a)   The Class A-2 Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.01(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section
9.01(a) for a purchase price equal to the Redemption Price; provided, that the
Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the Issuer shall furnish the Rating Agencies notice of such redemption. If the Class A-2 Notes are to be redeemed pursuant to this Section 10.01(a), the
Servicer or the Issuer shall furnish notice of such election to the Indenture
Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the
Indenture Trustee in the Note Distribution Account the Redemption Price of the
Class A-2 Notes to be redeemed, whereupon all such Class A-2 Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

      (b)   In the event that the assets of the Trust are sold pursuant to
Section 9.02 of the Trust Agreement, all amounts on deposit in the Note
Distribution Account shall be paid to the Noteholders up to the Outstanding
Amount of the Notes and all accrued and unpaid interest thereon. If amounts are to be paid to Noteholders pursuant to this Section 10.01(b), the Servicer or the
Issuer shall, to the extent practicable, furnish notice of such event to the
Indenture Trustee not later than 20 days prior to the Redemption Date, whereupon all such amounts shall be payable on the Redemption Date.

      SECTION 10.02     Form of Redemption Notice.

      (a)   Notice of redemption under Section 10.01(a) shall be given by the
Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date at such Holder's address or facsimile number appearing in the Note Register.

      All notices of redemption shall state:

            (i)     the Redemption Date;

            (ii)    the Redemption Price; and

                                       46

            (iii)   the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02). Notice of redemption of the
      Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

      (b)   Prior notice of redemption under Section 10.01(b) is not required to be given to Noteholders.

      SECTION 10.03     Notes Payable on Redemption Date. The Notes or portions
thereof to be redeemed shall, following notice of redemption as required by
Section 10.02 (in the case of redemption pursuant to Section 10.01(a)), on the
Redemption Date become due and payable at the Redemption Price and (unless the
Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI.
                                  MISCELLANEOUS

      SECTION 11.01     Compliance Certificates and Opinions, etc.

      (a)   Upon any application or request by the Issuer to the Indenture
Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (1)   a statement that each signatory of such certificate or
      opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                    (2)   a brief statement as to the nature and scope of the
      examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3)   a statement that, in the opinion of each signatory,
      such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                       47

                    (4)   a statement as to whether, in the opinion of each such
      signatory, such condition or covenant has been complied with.

      (b)   (i)     Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the
Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's
Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

            (ii)    Whenever the Issuer is required to furnish to the Indenture
      Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as
      to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the
      Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

            (iii)   Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture
      Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

            (iv)    Whenever the Issuer is required to furnish to the Indenture
      Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the
      Issuer shall also furnish to the Indenture Trustee an Independent
      Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related
      Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

            (v)     Notwithstanding Section 2.09 or any other provision of this
      Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the

                                       48

      Basic Documents, so long as the Issuer shall deliver to the Indenture
      Trustee every six months, commencing __________________, ____, an
      Officer's Certificate of the Issuer stating that all the dispositions of
      Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the
      Basic Documents.

      SECTION 11.02     Form of Documents Delivered to Indenture Trustee. In any
case where several matters are required to be certified by, or covered by the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of
Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the
Servicer, the Company, or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Company, or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

      SECTION 11.03     Acts of Noteholders.

      (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by
Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered

                                       49

to the Indenture Trustee and, where it is hereby expressly required, to the
Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the
Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

      (b)   The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

      (c)   The ownership of Notes shall be proved by the Note Register.

      (d)   Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the
Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

      SECTION 11.04     Notices, etc., to Indenture Trustee, Issuer and Rating
Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

            (i)     the Indenture Trustee by any Noteholder or by the Issuer
      shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate
      Trust Office, or

            (ii)    the Issuer by the Indenture Trustee or by any Noteholder
      shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: _________ Auto
      Owner Trust 200___- ___, in care of _____________________, Attention:
      __________________, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture
      Trustee. Notices required to be given to the Rating Agencies by the
      Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to: (i) in the case of the Rating Agencies to:
      __________________________; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      SECTION 11.05     Notices to Noteholders; Waiver. Where this Indenture
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the

                                       50

sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.
Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

      Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of
Default.

      SECTION 11.06     Alternate Payment and Notice Provisions. Notwithstanding
any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

      SECTION 11.07     Conflict with Trust Indenture Act. If any provision
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust
Indenture Act, such required provision shall control.

      The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

      SECTION 11.08     Effect of Headings and Table of Contents. The Article
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 11.09     Successors and Assigns. All covenants and agreements in
this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

      SECTION 11.10     Separability. In case any provision in this Indenture or
in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                       51

      SECTION 11.11     Benefits of Indenture. Nothing in this Indenture or in
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      SECTION 11.12     Legal Holidays. In any case where the date on which any
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

      SECTION 11.13     GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 11.14     Counterparts. This Indenture may be executed in any
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 11.15     Recording of Indenture. If this Indenture is subject to
recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel
(which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the
Indenture Trustee under this Indenture.

      SECTION 11.16     Trust Obligation. No recourse may be taken, directly or
indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against: (i) the
Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture
Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or
of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

                                       52

      SECTION 11.17     No Petition. The Indenture Trustee, by entering into
this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not, until one year and one day after all Notes have been paid in full, institute against the Company or the Issuer, or join in any institution against the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

      SECTION 11.18     Inspection. The Issuer agrees that, on reasonable prior
notice, it will permit any representative of the Indenture Trustee, during the
Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture
Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

      IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this
Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                               _____ AUTO OWNER TRUST 200_-_.
                               By:__________________________________, not in its
                               individual capacity but solely as
                               Owner Trustee
                               By:__________________________________
                               Name:
                               Title:

                               _____________________________________, not in its
                               individual capacity but solely as
                               Indenture Trustee,
                               By:__________________________________
                               Name:
                               Title:

                                       53

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF                  )

BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared _________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said _______ AUTO OWNER
TRUST 200_-_, a Delaware business trust, and that he/she executed the same as the act of said business trust for the purpose and consideration therein expressed, and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this_____ day of _________.

Notary Public in and for the State of ______.

My commission expires:

                                       54

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF                  )

BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared _________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of __________________________, a
____________ banking corporation, and that he/she executed the same as the act of said corporation for the purpose and consideration therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this_____ day of _________.

Notary Public in and for the State of ______.

My commission expires:

                                       55

                                   SCHEDULE I
                      [To be provided on the Closing Date]

                                   EXHIBIT A-1
                            [FORM OF CLASS A-1 NOTE]

Unless this Note is presented by an authorized representative of The STATE OF
NEW YORK Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to
Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.
ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED $__________

No. R- CUSIP NO. ___________

                        _________ AUTO OWNER TRUST 200_-_

                       CLASS A-1 _____% ASSET BACKED NOTES

      _______ Auto Owner Trust 200_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $[INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $__________ by (ii) the aggregate amount, if any, payable from the Note
Distribution Account in respect of principal on the Class A-1 Notes pursuant to
Section 3.01 of the Indenture dated as of ____________(the "Indenture"), between the Issuer and ______________, a ____________ banking corporation, as Indenture
Trustee (the "Indenture Trustee"); provided however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the
______________ Distribution Date (the "Class A-1 Final Scheduled Distribution
Date") and the Redemption Date, if any, pursuant to Section 10.01(a) of the
Indenture. Capitalized terms used but not defined herein are defined in Article
I of the Indenture, which also contains rules as to construction that shall be applicable herein.

      The Issuer will pay interest on this Note at the rate per annum shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the _____ day of the month [preceding] the month of such Distribution

                                       56

Date (in the case of the first Distribution Date, from the Closing Date) to and including the ____ day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

      The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

      Unless the certificate of authentication hereon has been executed by the
Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

                                 ________ AUTO OWNER TRUST 200_-_.
                                 By:____________________________, not in its
                                 individual capacity but solely as Owner Trustee
                                 By:_____________________________
                                 Name:
                                 Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes designated above and referred to in the within-mentioned Indenture.

      Date:

      ____________________________, not in its individual capacity but solely as
Indenture Trustee By:_____________________________ Authorized Signatory This
Note is one of a duly authorized issue of Notes of the Issuer, designated as its
Class A-1 ______% Asset Backed Notes (herein called the "Class A-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of
the Notes. The Class A-1 Notes are subject to all terms of the Indenture.

      The Class A-1 Notes and Class A-2 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

                                       57

      Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the ______
day of each month or, if any such date is not a Business Day, the next succeeding Business Day, commencing ____________.

      As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-1 Final Scheduled Distribution
Date and the Redemption Date, if any, pursuant to Section 10.01(a) of the
Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the
Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class
A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

      Payments of interest on this Note due and payable on each Distribution
Date, together with installments of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes)
on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note
Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this
Note (or any one or more Predecessor Notes) effected by any payments made on any
Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the
Indenture Trustee, in the name of and on behalf of the Issuer, will notify the
Person who was the Registered Holder hereof as of the Record Date preceding such
Distribution Date by notice mailed or transmitted by facsimile prior to such
Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

      The Issuer shall pay interest on overdue installments of interest at the
Class A-1 Interest Rate to the extent lawful.

      As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the
Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer
Agent's Medallion Program ("STAMP") or such other "signature

                                       58

guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

      Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against: (i) the Indenture Trustee or the Owner Trustee in its
individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the
Indenture Trustee or of any successor or assign of the Indenture Trustee or the
Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any un paid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

      Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Company or the Issuer, or join in any institution against the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents. The Issuer has
entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the
Notes will qualify as indebtedness of the Issuer secured by the Trust Estate.
Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the
Issuer.

      Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture
Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the
Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The
Indenture also contains provisions permitting the Holders of Notes

                                       59

representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the
Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The
Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the
Notes issued thereunder.

      The term "Issuer" as used in this Note includes any successor to the
Issuer under the Indenture.

      The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the
Holders of Notes under the Indenture.

      The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws. No reference herein to the
Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed. Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of
________________ in its individual capacity, _______________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or failure to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic
Documents in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee: FOR
VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto: (name and address of assignee) the within Note and all rights thereunder, hereby irrevocably constitutes and appoints: _______________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

                                       60

Dated: ________________                     _________________________/1/
                                            Signature Guaranteed:
                                            _________________________

/1/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                       61

                                   EXHIBIT A-2

                            [FORM OF CLASS A-2 NOTE]

      Unless this Note is presented by an authorized representative of the
Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY
TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.
ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED $_______________  No. R-
CUSIP NO._______________

                        _________ AUTO OWNER TRUST 200_-_

                      CLASS A-2 ______% ASSET BACKED NOTES

      ________ Auto Owner Trust 200_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] DOLLARS payable on each Distribution Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $ [INSERT INITIAL PRINCIPAL AMOUNT OF NOTE] and the denominator of which is $________________ by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2 Notes pursuant to Section 3.01 of the Indenture dated as of _______________ (the
"Indenture"); between the Issuer and ______, a _________ banking corporation, as
Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the _______ Distribution Date (the "Class A-2 Final Scheduled Distribution
Date") and the Redemption Date, if any, pursuant to Section 10.01(a) of the
Indenture. No payments of principal of the Class A-2 Notes shall be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

      The Issuer will pay interest on this Note at the per annum rate shown above on each Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date), subject to certain limitations contained in Section 3.01 of the Indenture. Interest on this Note will accrue for each Distribution Date from the ____________ day of the month [preceding]
the month of such Distribution Date in the case of the first Distribution Date, from the Closing Date) to and

                                       62

including the ______ day of the month of such Distribution Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this
Note.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

      Unless the certificate of authentication hereon has been executed by the
Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:

                                 ________ AUTO OWNER TRUST 200_-_.
                                 By:____________________________, not in its
                                 individual capacity but solely as Owner Trustee
                                 By:_____________________________
                                 Name:
                                 Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:

_______________________, not in its individual capacity but solely as Indenture
Trustee By:_________________________________________ Authorized Signatory This
Note is one of a duly authorized issue of Notes of the Issuer, designated as its
Class A-2 ______% Asset Backed Notes (herein called the "Class A-2 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of
the Notes. The Class A-2 Notes are subject to all terms of the indenture.

This Class A-1 Notes and the Class A-2 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount described on the face hereof. "Distribution Date" means the _____ day of each month or, if any such date is not a Business Day, the next succeeding
Business Day, commencing ___________.

                                       63

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-2 Final Scheduled Distribution Date and the Redemption Date, if any, pursuant to Section 10.01(a) of the Indenture.
Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Distribution Date, together with installments of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes)
on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note
Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this
Note (or any one or more Predecessor Notes) effected by any payments made on any
Distribution Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Distribution Date, then the
Indenture Trustee, in the name of and on behalf of the Issuer, will notify the
Person who was the Registered Holder hereof as of the Record Date preceding such
Distribution Date by notice mailed or transmitted by facsimile prior to such
Distribution Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York. The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest
Rate to the extent lawful.

As provided in the Indenture, the Class A-2 Notes may be redeemed in whole but not in part, at the option of the Servicer, on any Distribution Date on and after the date on which the Pool Balance is less than or equal to 10% of the
Cutoff Date Pool Balance.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the
Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer
Agent's Medallion Program ("STAMP") or such other "signature guarantee program"
as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more

                                       64

new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note
Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the
Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the
Indenture or any certificate or other writing delivered in connection therewith, against: (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the
Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee
or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note
Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Company or the Issuer, or join in any institution against the Company or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents. The Issuer has
entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the
Notes will qualify as indebtedness of the Issuer secured by the Trust Estate.
Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the
Issuer.

Prior to the due presentment for registration of transfer of this Note, the
Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture
Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the
Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The
Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the
Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults

                                       65

under the Indenture and their consequences. Any such consent or waiver by the
Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this
Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth. This Note and the Indenture shall be construed in accordance with the laws of the State of New
York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed. Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of _____________ in its individual capacity, ________ in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee: FOR
VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

                         (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________________  _____________________________/*/
                                         Signature Guaranteed:

                                       66

/*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B
                       [Form of Note Depository Agreement]
                            Letter of Representations
                     [To be Completed by Issuer and Trustee]
                                [Name of Issuer]
                                [Name of Trustee]
                                     (Date)

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street: 49th Floor
New York, NY 10041-0099
Re: ______________________________________________________
                                       (Issue Description)

Ladies and Gentlemen:

      This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated
_________________, (the "Document"). ______________________ (the "Underwriter")
is distributing the Securities through The Depository Trust Company ("DTC").

      To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and
Trustee make the following representations to DTC:

      1.    Prior to closing on the Securities on ____________________ there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents
100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each
Security certificate shall bear the following legend:

      Unless this certificate is presented by an authorized representative of
The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede &

                                       67

Co. or in such other name as is requested by an authorized representative of DTC
(and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.]

      [The Security certificate(s) shall remain in Agent's custody as a "Balance
Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

      On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's
Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system. On each day on which Agent is open for business and on which it receives an instruction originated by
Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the
Withdrawal Instruction through the DWAC system.

      Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the
Deposit or Withdrawal Instruction is effected.]

      [The Security certificate(s) shall be custodied with DTC.]

      2.    Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the
Securities any information contained in the Security certificate(s); and

      (b)   acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to
DTC.

      3.    In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department,
Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202.

                                       68

      Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to: Supervisor, Proxy Unit, Reorganization Department, The
Depository Trust Company, 55 Water Street, 50th Floor, New York, NY 10041-0099

      4.    In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders
(the "Publication Date"). Such notice shall be sent to DTC by a secure means
(e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow.
Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's
Call Notification Department at (516) 227- 4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to: Manager, Call Notification Department, The Depository Trust Company, 711
Stewart Avenue, Garden City, NY 11530-4719

      5.    In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to
Security holders shall be sent to DTC specifying the terms of the tender and the
Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery)
in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's
Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to: Manager,
Reorganization Department, Reorganization Window, The Depository Trust Company,
55 Water Street, 50th Floor, New York, NY 10041-0099

      6.    It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of
DTC, or its registered assigns, as the record owner, is entitled to tender the
Securities, such tenders will be effected by means of

                                       69

DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC
shall receive, during the applicable tender period, instructions from its
Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such
Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an
Agent Receipt and Confirmation or the equivalent, in accordance with the
Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.
Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this
Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212)
855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to: Supervisor, Put Bond Unit, Reorganization
Department, The Depository Trust Company, 55 Water Street, 50th Floor, New York,
NY 10041-0099.

      7.    All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

      8.    Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:
Manager, Announcements, Dividend Department, The Depository Trust Company, 55
Water Street, 25th Floor, New York, NY 10041-0099.

      9.    Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

      10.   Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to
DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to
DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been

                                       70

received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend
Department as indicated in Paragraph 8.

      11.   Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of
DTC, or its registered assigns, in same-day funds no later than 2:30 p.m.
(Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of
Representations.

      12.   Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of
CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon
(Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212)
855-4430.

      13.   Maturity and redemption payments allocated with respect to each
CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date.
Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

      14.   Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option
Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by
Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization
Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

      15.   Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855- 4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

                                       71

      16.   DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

      17.   In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of
Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

      18.   In the event that Issuer determines that beneficial owners of
Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or
Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

      19.   DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

      20.   Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

      21.   This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

      22.   This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

      23.   The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

      24.   Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the
Investment Company Act of 1940; (c) the Employee Retirement Income Security Act
of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of
1934); or (f) any other local, state, or federal laws or regulations thereunder.

      25.   Issuer hereby authorizes DTC to provide to Agent listings of
Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless

                                       72

revoked by Issuer, shall continue with respect to the Securities while any
Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act.
Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's
Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated
in Paragraph 3.

      26.   Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at
"www.dtc.org."

      27.   The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

A.    If there is an Agent (as defined         Very truly yours,
in this Letter of Representations),
Agent as well as Issuer must sign this
Letter. If there is no Agent, in signing
_______________________ this Letter
Issuer itself undertakes to perform
(Issuer) all of the obligations set
forth herein.
By:___________________________________         Issuer
     (Authorized Officer's Signature)

                                               (Authorized Officer's Signature)

B.    Schedule B contains statements           (Trustee)
that DTC believes accurately describe
DTC, the method of
__________________________________
effecting book-entry transfers of
securities distributed through DTC, and
certain related matters.
By:___________________________________         (Authorized Officer's Signature)
    (Authorized Officer's Signature)

Received and Accepted:
THE DEPOSITORY TRUST COMPANY
By: ______________________________
cc:    Underwriter/Placement Agent
       Underwriter's/Placement Agent's Counsel

                                       73

SCHEDULE A

[Describe Issue, Including Issuer's Name]

CUSIP Number        Principal Amount        Maturity Date         Interest Rate

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SCHEDULE B

SAMPLE OFFERING DOCUMENT LANGUAGE
DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC--bracketed material may be applicable only to certain issues)

      1.    The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co.
(DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

      2.    DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its participants ("Direct Participants")
deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct
Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the
New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National
Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct
Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the
Securities and Exchange Commission.

      3.    Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on
DTC's records. The ownership interest of each actual purchaser of each Security
("Beneficial Owner") is in turn to be recorded on the Direct and Indirect
Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.
Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

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      4.    To facilitate subsequent transfers, all Securities deposited by
Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct
Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      5.    Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of
Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

      [6.   Redemption notices shall be sent to DTC. If less than all of the
Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

      7.    Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an
Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus
Proxy assigns Cede & Co.'s consenting or voting rights to those Direct
Participants to whose accounts the Securities are credited on the record date
(identified in a listing attached to the Omnibus Proxy).

      8.    Redemption proceeds, distributions, and dividend payments on the
Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct
Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to
Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct
Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and
Indirect Participants.

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      [9.   A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to
[Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct
Participants on DTC's records and followed by a book-entry credit of tendered
Securities to [Tender/Remarketing] Agent's DTC account.]

      10.   DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

      11.   Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event,
Security certificates will be printed and delivered.

      12.   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but
Issuer takes no responsibility for the accuracy thereof.

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